17 Conklin Street, Suite 4 Farmingdale, NY 11735	Tel: 516-420-0129 Fax: 516-249-2761 www.bpauditgroup.com	450 Seventh Ave., Suite 1109 New York, NY 10123

October 10, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements included under Item 4.01 of Compliance Systems Corporations’ Form 8-K dated October 4, 2007. We agree with such statements made concerning our firm. We have no basis to agree or disagree with other statements made by the registrant therein.

Very truly yours,

/s/ BP Audit Group PLLC

BP Audit Group PLLC